                                     Exhibit 23.1
                           CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-3 of Microsoft Corporation of our report dated July 16, 1998 (August 3, 1998, as to Subsequent Sale Note), appearing in and incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Seattle, Washington
October 14, 1998